Exhibit 99.1

2Q 2022

SmartFinancial Announces Results for the Second Quarter 2022

Highlights for the Second Quarter of 2022

●	Operating earnings[1] of $10.3 million, or $0.61 per diluted common share, for the second quarter of 2022
●	Net organic loan and lease growth of over $206.8 million - 30% annualized quarter-over-quarter increase
●	Non-maturity deposit growth of over $128.1 million – 14% annualized quarter-over-quarter increase
●	Net interest income growth of $2.9 million or 39% annualized quarter-over-quarter increase
●	Credit quality remains solid with nonperforming assets to total assets of 0.11%

KNOXVILLE, TN – July 25, 2022 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $10.2 million, or $0.61 per diluted common share, for the second quarter of 2022, compared to net income of $8.8 million, or $0.58 per diluted common share, for the second quarter of 2021, and compared to prior quarter net income of $8.3 million, or $0.49 per diluted common share.  Operating earnings1, which excludes securities gains and merger related and restructuring expenses, totaled $10.3 million, or $0.61 per diluted common share, in the second quarter of 2022, compared to $9.1 million, or $0.60 per diluted common share, in the second quarter of 2021, and compared to $8.6 million, or $0.51 per diluted common share, in the first quarter of 2022.

Billy Carroll, President & CEO, stated: "I am extremely pleased with another outstanding quarter as our team executes our strategy.  We continue to grow revenue, from both strong loan growth and enhanced non-interest income lines, while starting to realize operating leverage.  Earnings performance was right in-line with our plan, and as we monitor the economy, we remain bullish on our outlook."

SmartFinancial's Chairman, Miller Welborn, concluded: “Impressive performance by our team. Our southeastern economy continues to be very strong, and all of our markets are executing at a high level.”

Net Interest Income and Net Interest Margin

Net interest income was $33.1 million for the second quarter of 2022, compared to $30.1 million for the prior quarter.  Average earning assets totaled $4.32 billion, an increase of $98.1 million.  The growth in average earnings assets was primarily driven by an increase in average loans and leases of $145.5 million and securities of $100.6 million, offset by a decrease in average interest-earning cash of $147.2 million as the Bank continues to deploy excess liquidity into loans and leases.  Average interest-bearing liabilities increased $16.1 million as a result of core deposit growth of $54.3 million and a decrease in borrowings of $38.2 million.

The tax equivalent net interest margin was 3.08% for the second quarter of 2022, compared to 2.91% for the prior quarter. The tax equivalent net interest margin was positively impacted by the continued deployment of excess cash and cash equivalents into loans and leases and the increase in rates by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The yield on interest-bearing liabilities increased to 0.42% for the second quarter of 2022 compared to 0.36% for the prior quarter. The cost of average interest-bearing deposits was 0.33% for the second quarter of 2022 compared to 0.27% for the prior quarter, an increase of 6 basis points, primarily attributable to the increases in rates by the Federal Reserve. The cost of total deposits for the second quarter of 2022 was 0.24% compared to 0.20% in the prior quarter.

1 Non-GAAP measures. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Jun	Mar	Increase
Selected Interest Rates and Yields	2022	2022	(Decrease)
Yield on loans and leases	4.40%	4.40%	-%
Yield on earning assets, FTE	3.39%	3.18%	0.21%
Cost of interest-bearing deposits	0.33%	0.27%	0.06%
Cost of total deposits	0.24%	0.20%	0.04%
Cost of interest-bearing liabilities	0.42%	0.36%	0.06%
Net interest margin, FTE	3.08%	2.91%	0.17%

Provision for Loan and Lease Losses and Credit Quality

At June 30, 2022, the allowance for loan and lease losses was $21.9 million.  The allowance for loan and lease losses to total loans and leases was 0.73% as of June 30, 2022, compared to 0.72% at March 31, 2022.  For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.74% as of June 30, 2022, and March 31, 2022, respectively.  The remaining discounts on the acquired loan and lease portfolio totaled $14.7 million, or 4.17% of acquired loans and leases as of June 30, 2022.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar
Provision for Loan and Lease Losses Rollforward	2022	2022	Change
Beginning balance	$20,078	$19,352	$726
Charge-offs	(143)	(488)	345
Recoveries	753	208	545
Net charge-offs	610	(280)	890
Provision	1,250	1,006	244
Ending balance	$21,938	$20,078	$1,860

Allowance for loan losses to total loans and leases, gross	0.73%	0.72%	0.01%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan and lease losses under the incurred loss model.

Nonperforming loans and leases as a percentage of total loans and leases was 0.11% as of June 30, 2022, a decrease of 1 basis point from the 0.12% reported in the first quarter of 2022.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.11% as of June 30, 2022, and March 31, 2022, respectively.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Credit Quality	2022	2022	(Decrease)
Nonaccrual loans and leases	$3,413	$3,342	$71
Loans and leases past due 90 days or more and still accruing	-	-	-
Total nonperforming loans and leases	3,413	3,342	71
Other real estate owned	1,612	1,612	-
Other repossessed assets	17	27	(10)
Total nonperforming assets	$5,042	$4,981	$61

Nonperforming loans and leases to total loans and leases, gross	0.11%	0.12%	(0.01)%
Nonperforming assets to total assets	0.11%	0.11%	-%

Noninterest Income

Noninterest income increased $118 thousand to $7.2 million for the second quarter of 2022 compared to $7.1 million for the prior quarter.  During the second quarter of 2022, the primary components of the changes in noninterest income were as follows:

●	Increase in service charges on deposit accounts, related to deposit growth and transaction volume;
●	Decrease in mortgage banking income, related to lower volume of secondary market activity;
●	Decrease in insurance commissions, driven by annual contingency payments in the prior quarter;
●	Increase in interchange and debit card transaction fees, related to higher volume; and
●	Increase in other, primarily related to increased fees from capital markets activity.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Income	2022	2022	(Decrease)
Service charges on deposit accounts	$1,446	$1,319	$127
Mortgage banking income	471	834	(363)
Investment services	1,065	1,070	(5)
Insurance commissions	598	901	(303)
Interchange and debit card transaction fees	1,467	1,284	183
Other	2,182	1,703	479
Total noninterest income	$7,229	$7,111	$118

Noninterest Expense

Noninterest expense increased $208 thousand to $25.9 million for the second quarter of 2022 compared to $25.7 million for the prior quarter. During the second quarter of 2022, the primary components of the changes in noninterest expense were as follows:

●	Increase in salaries and employee benefits, primarily attributable to full quarters effect of merit increases and increased employee insurance cost;
●	Decrease in occupancy and equipment as a result of prior quarter maintenance expenditures and lower utility expenses in current quarter;
●	Increase in data processing and technology as a result of continued infrastructure improvements;
●	Decrease in professional services, related to fewer services performed during the quarter; and
●	Increase in other expense, related to disposal of fixed assets, training and education initiatives.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Expense	2022	2022	(Decrease)
Salaries and employee benefits	$15,673	$15,046	$627
Occupancy and equipment	2,793	3,059	(266)
FDIC insurance	676	641	35
Other real estate and loan related expenses	636	729	(93)
Advertising and marketing	327	369	(42)
Data processing and technology	1,728	1,586	142
Professional services	745	1,242	(497)
Amortization of intangibles	633	637	(4)
Merger related and restructuring expenses	81	439	(358)
Other	2,634	1,970	664
Total noninterest expense	$25,926	$25,718	$208

Income Tax Expense

Income tax expense was $2.9 million for the second quarter of 2022, an increase of $654 thousand, compared to $2.2 million for the prior quarter.

The effective tax rate was 22.11% for the second quarter of 2022 and 21.38% for the prior quarter.

Balance Sheet Trends

Total assets at June 30, 2022 were $4.79 billion compared with $4.61 billion at December 31, 2021.  The increase of $176.5 million is primarily attributable to increases in loans and leases of $300.7 million, securities of $253.8 million, and other assets of $14.6 million, offset by a decrease in cash and cash equivalents of $390.1 million, primarily from the funding of loans and leases and purchase of securities.

Total liabilities increased to $4.37 billion at June 30, 2022 from $4.18 billion at December 31, 2021.  The increase of $185.5 million was primarily from organic deposit growth of $259.7 million, offset by a decrease in borrowings of $75.0 million.

Shareholders' equity at June 30, 2022 totaled $420.4 million, a decrease of $9.0 million, from December 31, 2021.  The decrease in shareholders' equity was primarily from the change in accumulated other comprehensive income (loss) of $26.1 million and dividends paid of $2.4 million, offset by net income of $18.5 million for the six months ended June 30, 2022.  Tangible book value per share1 was $18.69 at June 30, 2022, compared to $19.26 at December 31, 2021.  Tangible common equity1 as a percentage of tangible assets1 was 6.74% at June 30, 2022, compared with 7.18% at December 31, 2021.

1 Non-GAAP measures. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP reconciliation

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Jun	Dec	Increase
Selected Balance Sheet Information	2022	2021	(Decrease)
Total assets	$4,788,113	$4,611,579	$176,534
Total liabilities	4,367,686	4,182,149	185,537
Total equity	420,427	429,430	(9,003)
Securities	813,227	617,452	195,775
Loans and leases	2,994,074	2,693,397	300,677
Deposits	4,281,632	4,021,938	259,694
Borrowings	12,549	87,585	(75,036)

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2022 on Monday, July 25, 2022, and will host a conference call on Tuesday, July 26, 2022, at 10:00 a.m. ET.  To access this interactive teleconference, dial (844) 200-6205 or (646) 904-5544 and entering the access code, 357084.  A replay of the conference call will be available through September 26, 2022, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 729133.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholders' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses and merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings (Non-GAAP) divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings (Non-GAAP) by average assets. Operating return on average shareholders' equity is the annualized operating earnings (Non-GAAP) divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity (Non-GAAP). Operating return on average tangible common equity is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income (Non-GAAP) less operating noninterest expense (Non-GAAP).  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity (Non-GAAP) and average tangible common equity (Non-GAAP) excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value (Non-GAAP) is tangible common equity (Non-GAAP) divided by common shares outstanding.  Tangible assets (Non-GAAP) excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these Non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in prices, values and sales volumes of residential and commercial real estate; (13) changes in accounting principles, policies, or guidelines; (14) changes in applicable laws, rules, or regulations; (15) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (16) the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (17) higher inflation and its impacts; (18) the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and (19) other general competitive, economic,, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2022	2022	2021	2021	2021
Assets:
Cash and cash equivalents	$654,945	$763,968	$1,045,077	$1,091,160	$673,515
Securities available-for-sale, at fair value	524,864	540,483	482,453	339,343	250,817
Securities held-to-maturity, at amortized cost	288,363	289,532	76,969	—	—
Other investments	16,569	16,499	16,494	14,972	14,584
Loans held for sale	1,707	5,894	5,103	3,418	4,334
Loans and leases	2,994,074	2,806,026	2,693,397	2,652,663	2,468,318
Less: Allowance for loan and lease losses	(21,938)	(20,078)	(19,352)	(19,295)	(18,310)
Loans and leases, net	2,972,136	2,785,948	2,674,045	2,633,368	2,450,008
Premises and equipment, net	89,950	84,793	85,958	85,346	72,314
Other real estate owned	1,612	1,612	1,780	2,415	2,499
Goodwill and other intangibles, net	104,582	105,215	105,852	104,930	90,966
Bank owned life insurance	80,537	80,074	79,619	79,145	72,013
Other assets	52,848	44,561	38,229	29,934	23,306
Total assets	$4,788,113	$4,718,579	$4,611,579	$4,384,031	$3,654,356
Liabilities:
Deposits:
Noninterest-bearing demand	$1,162,843	$1,093,933	$1,055,125	$977,180	$807,560
Interest-bearing demand	999,893	975,272	899,158	847,007	702,470
Money market and savings	1,607,714	1,573,101	1,493,007	1,389,393	1,140,029
Time deposits	511,182	549,047	574,648	585,692	489,413
Total deposits	4,281,632	4,191,353	4,021,938	3,799,272	3,139,472
Borrowings	12,549	36,713	87,585	88,748	78,834
Subordinated debt	41,973	41,952	41,930	41,909	39,388
Other liabilities	31,532	28,519	30,696	29,382	23,269
Total liabilities	4,367,686	4,298,537	4,182,149	3,959,311	3,280,963
Shareholders' Equity:
Common stock	16,898	16,893	16,803	16,801	15,110
Additional paid-in capital	293,815	293,376	292,937	292,760	252,039
Retained earnings	134,362	125,329	118,247	112,600	103,906
Accumulated other comprehensive income (loss)	(24,648)	(15,556)	1,443	2,559	2,338
Total shareholders' equity	420,427	420,042	429,430	424,720	373,393
Total liabilities & shareholders' equity	$4,788,113	$4,718,579	$4,611,579	$4,384,031	$3,654,356

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2022	2022	2021	2021	2021	2022	2021
Interest income:
Loans and leases, including fees	$31,530	$29,643	$30,567	$31,674	$28,323	$61,172	$56,341
Investment securities:
Taxable	2,908	2,418	1,341	832	916	5,327	1,640
Tax-exempt	441	368	322	331	304	809	563
Federal funds sold and other earning assets	1,430	486	547	474	309	1,916	600
Total interest income	36,309	32,915	32,777	33,311	29,852	69,224	59,144
Interest expense:
Deposits	2,504	2,014	2,116	2,153	2,248	4,518	4,579
Borrowings	117	157	180	121	123	274	241
Subordinated debt	626	626	626	655	584	1,252	1,167
Total interest expense	3,247	2,797	2,922	2,929	2,955	6,044	5,987
Net interest income	33,062	30,118	29,855	30,382	26,897	63,180	53,157
Provision for loan and lease losses	1,250	1,006	422	1,149	(5)	2,256	62
Net interest income after provision for loan and lease losses	31,812	29,112	29,433	29,233	26,902	60,924	53,095
Noninterest income:
Service charges on deposit accounts	1,446	1,319	1,372	1,220	1,048	2,765	2,057
Gain (loss) on sale of securities, net	—	—	—	45	—	—	—
Mortgage banking	471	834	803	994	1,105	1,305	2,244
Investment services	1,065	1,070	621	448	567	2,135	1,098
Insurance commissions	598	901	517	745	557	1,499	2,023
Interchange and debit card transaction fees	1,467	1,284	1,445	1,078	922	2,751	1,761
Other	2,182	1,703	2,048	1,779	944	3,885	1,652
Total noninterest income	7,229	7,111	6,806	6,309	5,143	14,340	10,835
Noninterest expense:
Salaries and employee benefits	15,673	15,046	14,990	13,594	12,203	30,719	23,072
Occupancy and equipment	2,793	3,059	3,026	2,536	2,294	5,852	4,635
FDIC insurance	676	641	567	525	371	1,317	741
Other real estate and loan related expense	636	729	583	407	506	1,365	1,108
Advertising and marketing	327	369	176	235	230	697	419
Data processing and technology	1,728	1,586	1,722	1,753	1,509	3,314	2,889
Professional services	745	1,242	847	810	849	1,987	1,490
Amortization of intangibles	633	637	660	711	441	1,270	886
Merger related and restructuring expenses	81	439	2,762	464	372	520	475
Other	2,634	1,970	2,490	2,274	2,022	4,602	4,547
Total noninterest expense	25,926	25,718	27,823	23,309	20,797	51,643	40,262
Income before income taxes	13,115	10,505	8,416	12,233	11,248	23,621	23,668
Income tax expense	2,900	2,246	1,761	2,633	2,470	5,146	5,134
Net income	$10,215	$8,259	$6,655	$9,600	$8,778	$18,475	$18,534
Earnings per common share:
Basic	$0.61	$0.49	$0.40	$0.62	$0.59	$1.11	$1.24
Diluted	$0.61	$0.49	$0.40	$0.61	$0.58	$1.10	$1.23
Weighted average common shares outstanding:
Basic	16,734,930	16,718,371	16,699,010	15,557,528	15,003,657	16,726,696	15,007,593
Diluted	16,867,774	16,858,288	16,846,315	15,691,126	15,126,184	16,863,299	15,118,924

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,869,687	$31,492	4.40%	$2,724,206	$29,570	4.40%	$2,508,388	$28,256	4.52%
Loans held for sale	3,061	38	4.94%	3,890	73	7.62%	5,315	67	5.03%
Taxable securities	717,507	2,908	1.63%	612,980	2,418	1.60%	164,935	916	2.23%
Tax-exempt securities	101,585	609	2.40%	105,516	533	2.05%	89,296	453	2.04%
Federal funds sold and other earning assets	628,677	1,430	0.91%	775,834	486	0.25%	531,125	309	0.23%
Total interest-earning assets	4,320,517	36,477	3.39%	4,222,426	33,080	3.18%	3,299,059	30,001	3.65%
Noninterest-earning assets	374,776			381,807			286,211
Total assets	$4,695,293			$4,604,233			$3,585,270

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$968,806	734	0.30%	$921,835	446	0.20%	$688,756	304	0.18%
Money market and savings deposits	1,559,963	1,126	0.29%	1,523,188	859	0.23%	1,117,290	905	0.32%
Time deposits	531,783	644	0.49%	561,207	709	0.51%	502,755	1,039	0.83%
Total interest-bearing deposits	3,060,552	2,504	0.33%	3,006,230	2,014	0.27%	2,308,801	2,248	0.39%
Borrowings	31,510	117	1.49%	69,769	157	0.91%	81,525	123	0.61%
Subordinated debt	41,959	626	5.98%	41,938	626	6.05%	39,375	584	5.95%
Total interest-bearing liabilities	3,134,021	3,247	0.42%	3,117,937	2,797	0.36%	2,429,701	2,955	0.49%
Noninterest-bearing deposits	1,112,643			1,028,298			768,399
Other liabilities	28,903			30,053			17,845
Total liabilities	4,275,567			4,176,288			3,215,945
Shareholders' equity	419,726			427,945			369,325
Total liabilities and shareholders' equity	$4,695,293			$4,604,233			$3,585,270

Net interest income, taxable equivalent		$33,230			$30,283			$27,046
Interest rate spread			2.97%			2.82%			3.16%
Tax equivalent net interest margin			3.08%			2.91%			3.29%

Percentage of average interest-earning assets to average interest-bearing liabilities			137.86%			135.42%			135.78%
Percentage of average equity to average assets			8.94%			9.29%			10.30%

1 Taxable equivalent

2 Includes average balance of $34,307, $53,966 and $266,114 in PPP loans for the quarters ended June 30, 2022, March 31, 2022, and June 30, 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,797,348	$61,061	4.40%	$2,468,665	$56,200	4.59%
Loans held for sale	3,473	111	6.43%	6,607	141	4.31%
Taxable securities	665,532	5,327	1.61%	150,792	1,640	2.19%
Tax-exempt securities	103,540	1,142	2.22%	90,068	862	1.93%
Federal funds sold and other earning assets	701,850	1,916	0.55%	474,449	600	0.26%
Total interest-earning assets	4,271,743	69,557	3.28%	3,190,581	59,443	3.76%
Noninterest-earning assets	378,271			280,772
Total assets	$4,650,014			$3,471,353

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$945,450	1,181	0.25%	$665,116	560	0.17%
Money market and savings deposits	1,541,678	1,985	0.26%	1,050,961	1,726	0.33%
Time deposits	546,413	1,352	0.50%	514,344	2,293	0.90%
Total interest-bearing deposits	3,033,541	4,518	0.30%	2,230,421	4,579	0.41%
Borrowings	50,533	274	1.09%	81,680	241	0.59%
Subordinated debt	41,949	1,252	6.02%	39,364	1,167	5.98%
Total interest-bearing liabilities	3,126,023	6,044	0.39%	2,351,465	5,987	0.51%
Noninterest-bearing deposits	1,070,703			734,867
Other liabilities	29,475			19,876
Total liabilities	4,226,201			3,106,208
Shareholders' equity	423,813			365,145
Total liabilities and shareholders' equity	$4,650,014			$3,471,353

Net interest income, taxable equivalent		$63,513			$53,456
Interest rate spread			2.89%			3.25%
Tax equivalent net interest margin			3.00%			3.38%

Percentage of average interest-earning assets to average interest-bearing liabilities			136.65%			135.68%
Percentage of average equity to average assets			9.11%			10.52%

1 Taxable equivalent

2 Includes average balance of $44,082 and $289,220 in PPP loans for the six months ended June 30, 2022, and 2021, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2022	2022	2021	2021	2021
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$684,250	$612,675	$590,064	$560,671	$492,750
non-owner occupied	850,338	863,181	794,092	752,576	669,741
Commercial real estate, total	1,534,588	1,475,856	1,384,156	1,313,247	1,162,491
Commercial & industrial	483,588	461,153	488,024	469,739	496,114
Construction & land development	364,368	314,654	278,386	326,374	300,704
Consumer real estate	533,582	483,229	477,272	478,161	444,640
Leases	63,264	59,892	53,708	53,396	53,038
Consumer and other	14,684	11,242	11,851	11,746	11,331
Total loans and leases	$2,994,074	$2,806,026	$2,693,397	$2,652,663	$2,468,318

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,413	$3,342	$3,188	$3,567	$3,758
Other real estate owned	1,612	1,612	1,780	2,415	2,499
Other repossessed assets	17	27	90	77	199
Total nonperforming assets	$5,042	$4,981	$5,058	$6,059	$6,456
Restructured loans and leases not included in nonperforming loans and leases	$678	$625	$206	$212	$219
Net charge-offs to average loans and leases (annualized)	(0.09)%	0.04%	0.05%	0.03%	0.01%
Allowance for loan and leases losses to loans and leases	0.73%	0.72%	0.72%	0.73%	0.74%
Nonperforming loans and leases to total loans and leases, gross	0.11%	0.12%	0.12%	0.13%	0.15%
Nonperforming assets to total assets	0.11%	0.11%	0.11%	0.14%	0.18%
Acquired loan and lease fair value discount balance	$14,737	$14,913	$15,483	$13,001	$12,982
Accretion income on acquired loans and leases	225	389	457	1,760	761
PPP net fees deferred balance	301	972	2,038	3,783	6,651
PPP net fees recognized	669	1,066	1,725	2,873	2,132

Capital Ratios:
Equity to Assets	8.78%	8.90%	9.31%	9.69%	10.22%
Tangible common equity to tangible assets (Non-GAAP)[1]	6.74%	6.82%	7.18%	7.47%	7.93%

SmartFinancial, Inc.[2]
Tier 1 leverage	7.48%	7.41%	7.45%	8.36%	8.10%
Common equity Tier 1	9.95%	10.30%	10.56%	10.85%	10.63%
Tier 1 capital	9.95%	10.30%	10.56%	10.85%	10.63%
Total capital	11.80%	12.22%	12.55%	12.92%	12.80%

SmartBank	Estimated[3]
Tier 1 leverage	8.33%	8.24%	8.23%	9.20%	8.75%
Common equity Tier 1	11.08%	11.46%	11.66%	11.94%	11.50%
Tier 1 capital	11.08%	11.46%	11.66%	11.94%	11.50%
Total capital	11.72%	12.08%	12.29%	12.59%	12.19%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2022	2022	2021	2021	2021	2022	2021
Selected Performance Ratios (Annualized):
Return on average assets	0.87%	0.73%	0.59%	0.97%	0.98%	0.80%	1.08%
Return on average shareholders' equity	9.76%	7.83%	6.19%	9.70%	9.53%	8.79%	10.24%
Return on average tangible common equity¹	13.02%	10.39%	8.18%	12.84%	12.54%	11.70%	13.46%
Noninterest income / average assets	0.62%	0.63%	0.60%	0.64%	0.58%	0.62%	0.63%
Noninterest expense / average assets	2.21%	2.27%	2.47%	2.35%	2.33%	2.24%	2.34%
Efficiency ratio	64.35%	69.08%	75.89%	63.53%	64.91%	66.62%	62.92%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.88%	0.76%	0.77%	1.00%	1.01%	0.82%	1.10%
Operating PTPP return on average assets[1]	1.23%	1.05%	1.03%	1.39%	1.30%	1.14%	1.41%
Operating return on average shareholders' equity[1]	9.82%	8.14%	8.09%	10.01%	9.83%	8.97%	10.43%
Operating return on average tangible common equity[1]	13.09%	10.80%	10.70%	13.26%	12.93%	11.94%	13.72%
Operating efficiency ratio[1]	63.88%	67.60%	68.07%	62.10%	63.46%	65.67%	61.89%
Operating noninterest income / average assets[1]	0.62%	0.63%	0.60%	0.63%	0.58%	0.62%	0.63%
Operating noninterest expense / average assets[1]	2.21%	2.23%	2.23%	2.30%	2.29%	2.22%	2.31%

Selected Interest Rates and Yields:
Yield on loans and leases	4.40%	4.40%	4.53%	4.95%	4.52%	4.40%	4.59%
Yield on earning assets, FTE	3.39%	3.18%	3.20%	3.67%	3.65%	3.28%	3.76%
Cost of interest-bearing deposits	0.33%	0.27%	0.29%	0.34%	0.39%	0.30%	0.41%
Cost of total deposits	0.24%	0.20%	0.22%	0.25%	0.29%	0.22%	0.31%
Cost of interest-bearing liabilities	0.42%	0.36%	0.39%	0.44%	0.49%	0.39%	0.51%
Net interest margin, FTE	3.08%	2.91%	2.92%	3.35%	3.29%	3.00%	3.38%

Per Common Share:
Net income, basic	$0.61	$0.49	$0.40	$0.62	$0.59	$1.11	$1.24
Net income, diluted	0.61	0.49	0.40	0.61	0.58	1.10	1.23
Operating earnings, basic¹	0.61	0.51	0.52	0.64	0.60	1.13	1.25
Operating earnings, diluted¹	0.61	0.51	0.52	0.63	0.60	1.12	1.25
Book value	24.88	24.86	25.56	25.28	24.71	24.88	24.71
Tangible book value¹	18.69	18.64	19.26	19.03	18.69	18.69	18.69
Common shares outstanding	16,898,405	16,893,282	16,802,990	16,801,447	15,109,736	16,898,405	15,109,736

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2022	2022	2021	2021	2021	2022	2021
Operating Earnings:
Net income (GAAP)	$10,215	$8,259	$6,655	$9,600	$8,778	$18,475	$18,534
Noninterest income:
Securities gains (losses), net	—	—	—	(45)	—	—	—
Noninterest expenses:
Merger related and restructuring expenses	81	439	2,762	464	372	520	475
Income taxes:
Income tax effect of adjustments	(21)	(113)	(713)	(108)	(96)	(134)	(123)
Operating earnings (Non-GAAP)	$10,275	$8,585	$8,704	$9,911	$9,054	$18,861	$18,886
Operating earnings per common share (Non-GAAP):
Basic	$0.61	$0.51	$0.52	$0.64	$0.60	$1.13	$1.25
Diluted	0.61	0.51	0.52	0.63	0.60	1.12	1.25

Operating Noninterest Income:
Noninterest income (GAAP)	$7,229	$7,111	$6,806	$6,309	$5,143	$14,340	$10,835
Securities gains (losses), net	—	—	—	(45)	—	—	—
Operating noninterest income (Non-GAAP)	$7,229	$7,111	$6,806	$6,264	$5,143	$14,340	$10,835
Operating noninterest income (Non-GAAP)/average assets[1]	0.62%	0.63%	0.60%	0.63%	0.58%	0.62%	0.63%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$25,926	$25,718	$27,823	$23,309	$20,797	$51,643	$40,262
Merger related and restructuring expenses	(81)	(439)	(2,762)	(464)	(372)	(520)	(475)
Operating noninterest expense (Non-GAAP)	$25,845	$25,279	$25,061	$22,845	$20,425	$51,123	$39,787
Operating noninterest expense (Non-GAAP)/average assets[2]	2.21%	2.23%	2.23%	2.30%	2.29%	2.22%	2.31%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$33,062	$30,118	$29,855	$30,382	$26,897	$63,180	$53,157
Operating noninterest income (Non-GAAP)	7,229	7,111	6,806	6,264	5,143	14,340	10,835
Operating noninterest expense (Non-GAAP)	(25,845)	(25,279)	(25,061)	(22,845)	(20,425)	(51,123)	(39,787)
Operating PTPP earnings (Non-GAAP)	$14,446	$11,950	$11,600	$13,801	$11,615	$26,397	$24,205

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.88%	0.76%	0.77%	1.00%	1.01%	0.82%	1.10%
Operating PTPP return on average assets (Non-GAAP)[4]	1.23%	1.05%	1.03%	1.39%	1.30%	1.14%	1.41%
Return on average tangible common equity (Non-GAAP)[5]	13.02%	10.39%	8.18%	12.84%	12.54%	11.70%	13.46%
Operating return on average shareholders' equity (Non-GAAP)[6]	9.82%	8.14%	8.09%	10.01%	9.83%	8.97%	10.43%
Operating return on average tangible common equity (Non-GAAP)[7]	13.09%	10.80%	10.70%	13.26%	12.93%	11.94%	13.72%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	64.35%	69.08%	75.89%	63.53%	64.91%	66.62%	62.92%
Adjustment for taxable equivalent yields	(0.27)%	(0.31)%	(0.32)%	(0.25)%	(0.30)%	(0.29)%	(0.31)%
Adjustment for securities gains (losses)	—%	—%	—%	(0.08)%	—%	—%	—%
Adjustment for merger related income and costs	(0.20)%	(1.17)%	(7.50)%	(1.10)%	(1.15)%	(0.66)%	(0.72)%
Operating efficiency ratio (Non-GAAP)	63.88%	67.60%	68.07%	62.10%	63.46%	65.67%	61.89%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2022	2022	2021	2021	2021	2022	2021
Tangible Common Equity:
Shareholders' equity (GAAP)	$420,427	$420,042	$429,430	$424,720	$373,393	$420,427	$373,393
Less goodwill and other intangible assets	104,582	105,215	105,852	104,930	90,966	104,582	90,966
Tangible common equity (Non-GAAP)	$315,845	$314,827	$323,578	$319,790	$282,427	$315,845	$282,427

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$419,726	$427,945	$426,808	$392,798	$369,325	$423,813	$365,145
Less average goodwill and other intangible assets	104,986	105,617	104,193	96,250	88,551	105,300	87,494
Average tangible common equity (Non-GAAP)	$314,740	$322,328	$322,615	$296,548	$280,774	$318,513	$277,651

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$24.88	$24.86	$25.56	$25.28	$24.71	$24.88	$24.71
Adjustment due to goodwill and other intangible assets	(6.19)	(6.23)	(6.30)	(6.25)	(6.02)	(6.19)	(6.02)
Tangible book value per common share (Non-GAAP)[1]	$18.69	$18.64	$19.26	$19.03	$18.69	$18.69	$18.69

Tangible Common Equity to Tangible Assets:
Total Assets	$4,788,113	$4,718,579	$4,611,579	$4,384,031	$3,654,356	$4,788,113	$3,654,356
Less goodwill and other intangibles	104,582	105,215	105,852	104,930	90,966	104,582	90,966
Tangible Assets (Non-GAAP):	$4,683,531	$4,613,364	$4,505,727	$4,279,101	$3,563,390	$4,683,531	$3,563,390
Tangible common equity to tangible assets (Non-GAAP)	6.74%	6.82%	7.18%	7.47%	7.93%	6.74%	7.93%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.